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                                                                    EXHIBIT 10.7

                          EXECUTIVE CHANGE OF CONTROL
                                     PLAN


                                 May 10, 1999

     The Board of Directors (the "Board") of Grubb & Ellis Company, a Delaware corporation (the "Company") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of certain Executives, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative (i) to diminish the inevitable distraction of the Executives by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, (ii) to encourage the Executives' full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and (iii) to provide the Executives with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executives will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives the Board has caused the Company to enter into this Grubb & Ellis Company Executive Change of Control Plan (the "Plan").

     1.   Certain Definitions. (a) The "Effective Date" shall mean the first
          -------------------
date during the Change of Control Period (as defined in Section 1 (b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Plan to the contrary notwithstanding, if a Change of Control occurs, and if a former Executive has been removed as an Executive by the Board, or if an Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by an Executive or former Executive that such termination of employment or removal as an Executive
(i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Plan the "Effective Date" shall mean the date immediately prior to the date of such termination of employment or removal as an Executive.

          (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending thirty-six calendar months after the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate thirty-six calendar months from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to each Executive that the Change of Control Period shall not be so extended.

          (c) "Executive" shall be each executive officer of the Company as designated by the Board.

     2.   Change of Control. For the purpose of this Plan, a "Change of Control"
          -----------------
shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the
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"Exchange Act")) (a "Person") of beneficial ownership (within the meaning of
Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, provided however, that after such acquisition, the Company is not eligible for deregistration under Section 12 of the Exchange Act; (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, provided however, that after such acquisition, the Company is not eligible for deregistration under Section 12 of the Exchange Act; (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2; or (iv) any acquisition by Warburg, Pincus Investors, L.P. ("Warburg"), The Goldman Sachs Group, L.P. ("GS Group") or C. Michael Kojaian, Mike Kojaian and Kenneth J. Kojaian (the "Kojaian Investors") or any affiliate thereof (collectively the "Current Investors") of additional securities beyond their present holdings unless such acquisition results in either (x) the termination of the Voting Agreement dated January 24, 1997 by and among the Current Investors as in effect on the date hereof, resulting in any one of the Current Investors obtaining the power to elect all or a majority of the directors of the Company or (y) the Company being eligible for deregistration under Section 12 of the Exchange Act. For purposes hereof, "affiliate" shall include all Persons controlled by or under common control with a Current Investor, or any trusts, partnerships or other entity for the benefit of a Current Investor which is an individual or for the benefit of such individual's family members; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, or more than 50% of the ownership interests, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or any entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation

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(or ownership interests of the entity) resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation (or such entity) except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation (or other such entity) resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) A substantial partial or complete liquidation or dissolution of the Company or approval of same by the shareholders of the Company; or

          (e) A sale or other disposition of all or substantially all of the assets of the Company; or

          (f) The Current Investors in the aggregate cease to own beneficially at least 45% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, other than by reason of an underwritten offering of shares to the public pursuant to a registration statement under the Securities Act of 1933, as amended, provided that immediately following such sale, no Person owns 25% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities.

          (g) Notwithstanding the foregoing, any "Rule 13e-3 transaction," as defined in Rule 13e-3 promulgated under the Exchange Act as of the date of adoption of this Plan which is approved in advance by a vote of at least a majority of the directors then comprising the Incumbent Board, shall not be deemed a Change of Control under this Plan; provided that one or more of the Current Investors after such transaction beneficially owns, and continues to beneficially own, at least 45% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, or at least 45% of the voting equity interests of any successor to the Company, and any successor to the Company in such a transaction assumes the Company's obligations under the Plan such that a subsequent change in control of the successor of the type contemplated in clauses (a) through (f) of this Section 2 has the effect of a Change of Control hereunder.

     3.   Employment Period. The Company shall continue the Executive in its
          -----------------
employ, in accordance with the terms and conditions of this Plan, for the period commencing on the Effective Date and ending at the end of twenty-four calendar months after the Effective Date (the "Employment Period").

     4.   Terms of Employment. (a) Position and Duties.
          -------------------

               (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities ("Duties") shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned to the Executive at any time during the 120-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from the Executive's primary residence, immediately prior to such relocation. Anything in this Plan to the contrary notwithstanding, if a Change of Control occurs and Executive's Duties are reduced or in any manner adversely affected prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such modification was at the request of a third party who has taken steps

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reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Section the Executive's Duties shall be those in effect on the date immediately prior to such modification.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his or her full attention and time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, subject to the Company's conflicts policy, it shall not be a violation of this Plan for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Plan. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Plan. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Plan shall refer to Annual Base Salary as so increased. As used in this Plan, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

               (ii) Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each calendar year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Executive's highest bonus under the Company's bonus plan or any comparable bonus under any predecessor or successor plan of the Company, for the last three full calendar years prior to the Effective Date (annualized in the event that the Executive was not employed by the Company for the whole of such calendar year) (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the calendar year next following the calendar year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

               (iii) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, stock option, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less

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favorable in value, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

               (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable in value, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

               (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

               (vi) Perquisites. During the Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services and, if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

               (vii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to a similar office or offices, and to personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

               (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacations in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

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               (ix)   Substitution of Nonqualified Benefits. If the continued
provision of benefits to the Executive under any employee benefit plan of the Company at the level required by this Section 4(b) would cause such employee benefit plan to violate any minimum coverage, nondiscrimination requirement or other requirement of any applicable provision of the Internal Revenue Code of 1986, as amended (the "Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Company may provide the closest possible economic equivalent of such benefit in the form of a nonqualified plan or additional compensation.

     5.   Termination of Employment. (a) Death or Disability. The Executive's
          -------------------------
employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Plan, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

          (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Plan, "Cause" shall mean:

               (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the conviction of the Executive of a felony involving moral turpitude.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

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

          (c) Good Reason; Window Period. The Executive's employment may be terminated by the Executive (i) for Good Reason or (ii) during the Window Period for any or no reason. For purposes of this Plan, the "Window Period" shall mean the 30-day period immediately following the first six month period after the Effective Date. For purposes of this Plan, "Good Reason" shall mean:

               (i) the assignment to the Executive of any Duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Plan, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Plan, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 4(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Plan; or

               (v)   any failure by the Company to comply with and satisfy
Section 11(c) of this Plan.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

          (d) Notice of Termination. Any termination by the Company for Cause or on account of Disability, or by the Executive for any or no reason during the Window Period, or for Good Reason, shall be communicated by Notice of Termination to the other party. For purposes of this Plan, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Plan relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive during the Window Period or for Good Reason, the date of receipt of the Notice of Termination or any later date

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specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

     6.   Obligations of the Company upon Termination. (a) Good Reason or
          -------------------------------------------
during the Window Period; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Death or Disability or the Executive shall terminate employment for Good Reason or for any or no reason during the Window Period:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination (unless the Executive elects in writing to be paid over a period not to exceed two years after the Date of Termination), the aggregate of the following amounts:

                    A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the Recent Annual Bonus and (II) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any calendar year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed calendar year during the Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365 and
     (3) any compensation previously deferred by the Executive other than compensation deferred under the Company's 401(k) Plan or equivalent plan (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                    B. the amount equal to the product of (1) two and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Highest Annual Bonus; provided however, that if the Executive shall terminate employment during the Window Period, and not for Good Reason, then pursuant to this
     Section 6(a)(i)B, Executive shall receive the amount equal to the product of (1) two and (2) the sum of (x) the Executive's Annual Base Salary and
     (y) fifty percent (50%) of the Highest Annual Bonus;

                    Provided however, that twenty-five percent (25%) of the amount set forth in Section 6(a)(i)B herein shall be withheld from such lump sum payment and shall be paid to the Executive in a lump sum in cash, together with interest on the unpaid balance at the Fed Funds Rate (as defined in Section 8), six months after the Date of Termination, if Executive does not breach Section 10 herein, "Confidential Information and Non-Competition", during such six month period.

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                     For purposes of this Plan, the aggregate of the amounts
     described in clauses A and B of this Section 6(a)(i) shall hereafter be referred to as the "Special Termination Amount".

               (ii) for two years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b) (iii) and (iv) of this Plan if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility, and for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until two years after the Date of Termination and to have retired on the last day of such period; provided, however, that if the provision of benefits under any employee benefit plan pursuant to this Section 6(a)(ii) of this Plan would cause such plan to violate any requirement of the Code, the provisions of Section 4(b)(ix) of this Plan shall apply. For purposes hereof, any matching employer contribution for any period that ends during such 24 months shall be determined as if the Executive had made the same employee contribution during such period as he made during the last period ending prior to or with the date of termination (or, if greater, the actual amount of the Executive's contribution for such period). It is understood that the provision of benefits by the Company pursuant to this Section 6(a)(ii) shall be in addition to and not concurrent with any rights the Executive may have to continue any such benefits as required by law, including but not limited to COBRA. In the event that the Company does not maintain or provide any such benefits to its employees, or in the event of a Change of Control under Section 2(d), then in lieu of providing the benefits required by this Section 6(a)(ii) the Company shall pay the Executive the value of such benefits in a cash lump sum. The benefits required to be provided under this Section 6(a)(ii) and
Section 6(a)(iii) shall hereafter be referred to as the "Special Benefits".

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Plan shall terminate with respect to such Executive without further obligation to the Executive's legal representatives under this Plan, other than for payment of the Accrued Obligations and the timely payment or provision of Other Benefits. The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death

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benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

          (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Plan shall terminate with respect to such Executive without further obligation to the Executive, other than for payment of the Accrued Obligations and the timely payment or provision of Other Benefits. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of the Other Benefits, these terms as utilized in this Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

          (d) Cause; Other than for Good Reason or during the Window Period. If the Executive's employment shall be terminated for Cause during the Employment Period, this Plan shall terminate with respect to such Executive without further obligation to the Executive other than the obligation to pay to the Executive
(x) the Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination either for Good Reason or for any or no reason during the Window Period, this Plan shall terminate with respect to such Executive without further obligation to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     7.   Non-exclusivity of Rights. Nothing in this Plan shall prevent or limit
          -------------------------
the Executive's continuing or future participation in any plan, program, policy or practice (other than any severance pay plan related to a change of control of the Company) provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 12(e), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Plan (with the Executive's consent if the modification would be adverse to the Executive as solely determined by the Executive).

     8.   Full Settlement; Legal Fees. The Company's obligation to make the
          ---------------------------
payments provided for in this Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. Neither shall the Company's rights with respect to any claim, right or action it may have against the Executive be affected by, reduced or eliminated on account of its obligations under this Plan. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Plan and except as specifically provided in Section 6(a)
(ii), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expense which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (whether such contest is between the Company and the Executive or between either of them and any third party, and including as a result of any contest by the Executive about the amount of any payment pursuant to this Plan), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f) (2) (A) of the Code (the "Fed Funds Rate").

     9.   Certain Additional Payments by the Company.
          ------------------------------------------

          (a) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code because the Payment is considered a "parachute payment" under Section 280G of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Gross-Up Payment is to be made and to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of adjusted gross income), and to have otherwise allowable deductions for Federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in adjusted gross income. Notwithstanding the foregoing provisions of this Section 9(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the present value as of the date of the Change of Control, determined in accordance with Sections 280G(b)(2)(ii) and 280G(d)(4) of the Code (the "Present Value"), of the Payments does not exceed 110% of the greatest Present Value of Payments (the "Safe Harbor Cap") that could be paid to the Executive such that the receipt thereof would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the amounts payable to the Executive hereunder shall be reduced or deferred until the Present Value of the Payments equals the Safe Harbor Cap. The reduction or deferral of the amounts payable hereunder, if applicable, shall be made in the manner elected by the Executive. For purposes of reducing the Present Value of Payments to the Safe Harbor Cap, only amounts payable hereunder (and no other Payments) shall be reduced or deferred, unless the Executive otherwise agrees to a reduction or deferral of other Payments in accordance with the agreement governing such other Payments. If the reduction of the amounts payable hereunder would not result in a reduction of the Present Value of the Payments to the Safe Harbor Cap, no amounts payable under this Plan shall be reduced pursuant to this provision.

          (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance, and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     10.  Confidential Information and Non-Competition. (a) The Executive shall
          --------------------------------------------
hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Plan). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Plan.

          (b) If upon termination the Executive receives the Special Termination Amount, the Special Benefits and the Other Benefits, then for six months after the Date of Termination, Executive shall not: (i) solicit, directly or indirectly, or attempt to influence the Company's clients with the purpose or effect of diverting their business away from the Company; and (ii) solicit, directly or indirectly, any of the Company's employees or sales professionals to leave the Company and associate with a competitor of the Company. Twenty-five percent (25%) of the Special Termination Amount, the Special Benefits and the Other Benefits received by Executive shall be allocated to this non-competition section (the "Allocation"). If Executive breaches this Section 10(b), Executive shall forfeit any amounts appropriately withheld pursuant to the proviso set forth in Section 6(a)(i)B and shall repay any balance of the Allocation to the Company, and the Company may pursue any other remedies available to it at law or in equity for such breach.

     11.  Successors. (a) The benefits under the Plan are personal to the
          ----------
Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Plan shall inure to the benefit of and be enforceable by and binding upon the Executive's heirs and legal representatives.

          (b) The obligations of the Company under the Plan shall be binding on the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Plan, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Plan by operation of law, or otherwise.

     12.  Miscellaneous. (a) This Plan shall be governed by and construed in
          -------------
accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except to the extent pre-empted by federal law. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. This Plan may not be amended, modified or terminated otherwise than by a written agreement approved by the Board of Directors and executed by an authorized officer or director of the Company and each affected Executive or their respective successors and legal representatives.

          (b) The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan.

          (c) The Company may withhold from any amounts payable under this Plan such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (d) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Plan or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason or for any or no reason during the Window Period, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Plan.

          (e) Except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment relationship between the Executive and the Company is "at will" and, prior to the Effective Date, except as otherwise provided in this Plan, the Executive's employment may be terminated by either the Executive or the Company at any time prior to the Effective Date, in which case the Executive shall have no further rights under this Plan. From and after the Effective Date this Plan shall supersede any other agreement currently in place between the Company and any Executive with respect to treatment of an Executive in the event of a Change of Control. Except as modified by this Plan, Executive's employment with the Company is subject to all Company policies governing employees of the Company as in effect from time to time, including but not limited to, the Employee Handbook and the expense policy.

          (f) All rights under this Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any amounts due hereunder. The Executive, his or her spouse and beneficiaries shall only have the rights of general unsecured creditors of the Company.

          (g) As and when each Executive signs an acknowledgment agreement to participate in this Plan, then this Plan shall constitute a valid and binding Employment Agreement between each such Executive and the Company.

     By its Board of Directors, the Company has caused the Plan to be adopted as of the day and year first above written.




                            By: /s/ Reuben S. Leibowitz
                            --------------------------------------------------
                                On behalf of the Board
                                Authorized Officer or Director